Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the shelf registration statement of Power REIT on Form S-3 (No. 333-180693) of our report dated April 1, 2014 relating to the consolidated financial statements of Power REIT and Subsidiaries as of December 31, 2013, and for the year then ended included in this Annual Report of Power REIT on Form 10-K for the year ended December 31, 2013.

/s/ CohnReznick LLP
Jericho, New York

April 1, 2014